Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

THIRD MODIFICATION AGREEMENT
THIS THIRD MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of October 17, 2025, by and between VINTAGE STOCK, INC., a Missouri corporation (“Borrower”), and BANK MIDWEST, a division of NBH Bank (together with its successors and assigns, “Bank”).
RECITALS
A.Borrower and Bank are parties to a Credit Agreement dated as of October 17, 2023, by and between Borrower and Bank (the “Credit Agreement”), pursuant to which Bank agreed to make certain loans and other financial accommodations available to Borrower as more particularly set forth therein.
B.Borrower and Bank desire to enter into this Agreement to amend the Credit Agreement to
(i) extend the maturity date of the Revolving Credit Loan, (ii) reduce the Revolving Credit Commitment,
(iii)modify the advance rate with respect to Eligible Inventory, (iv) remove the Capital Expenditures covenant, and (v) make certain other modifications to the Loan Documents as more particularly set forth below.
AGREEMENTS
In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:
1.Definitions. The Recitals to this Agreement are by this reference incorporated herein and made part of hereof. Capitalized terms used but not otherwise defined herein shall have the meaning given in the Credit Agreement.
2.Modification of the Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)The definition of the term “Eligible Inventory Advance Amount” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:
“Eligible Inventory Advance Amount” means an amount equal to 50% of the amount of the Eligible Inventory, calculated on the lower of cost or market.
(b)The definition of the term “Revolving Credit Commitment” contained in Section
1.1 of the Credit Agreement is hereby deleted and replaced with the following: “Revolving Credit Commitment” means $8,000,000.
(c)The definition of the term “Termination Date” contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:
“Termination Date” means October 17, 2026.
(d)Section 7.11 of the Credit Agreement is hereby deleted and replaced with the following:
7.11 Restricted Payments. The Borrower will not, and will not permit Holdings or any Subsidiary to, pay any dividends or make any other Restricted Payments in respect of any Equity Interests of Holdings or such Subsidiary or

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Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

redeem or otherwise acquire any such stock or other Equity Interests; provided, however, that, if no Default or Event of Default then exists or would result therefrom, then Holdings and its Subsidiaries may pay dividends and distributions to each Person that owns its Equity Interests, ratably according to their respective holdings of such Equity Interests in respect of which such dividend or distribution is being made.
(e)Section 6.2(h) of the Credit Agreement is hereby deleted and replaced with the following:
(h) Inventory Appraisal. As requested by Bank from time to time in its sole and absolute discretion, an inventory appraisal report and valuation prepared by a third party appraisal firm reasonably acceptable to the Bank.
(f)Section 7.14 of the Credit Agreement is hereby deleted and replaced with the following:
7.14 Specific Financial Covenants. So long as any Obligations remain unpaid or the Bank has any commitment to extend credit to or for the benefit of the Borrower, the Borrower covenants to the Bank as follows.
(a)Fixed Charge Coverage. The Borrower must achieve a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 at the end of each fiscal quarter of the Borrower for the twelve-month period ending on such date.
(b)Reserved.
(c)Fixed Charge Coverage (Pre-Distribution). The Borrower must achieve a Fixed Charge Coverage Ratio (Pre-Distribution) of not less than 1.30 to 1.00 at the end of each fiscal quarter of the Borrower for the twelve-month period ending on such date.
3.Modification of Loan Documents. The Loan Documents are hereby amended to incorporate the terms of this Agreement. Any reference to the “Loan Documents” either collectively or to any individual “Loan Document” as contained in the Credit Agreement or any other Loan Document shall hereafter refer to such Loan Document or Loan Documents as modified by this Agreement and any future amendment, modification, renewal, extension or replacement thereof.
4.No Other Modifications. Except as expressly set forth herein, or necessary to incorporate the modifications and amendments herein, all the terms and conditions of the Loan Documents shall remain unmodified and in full force and effect, and Borrower confirms and ratifies all such documents and agrees to perform and comply with the terms and conditions of the Loan Documents, as modified herein.
5.Waiver of Specified Default. Bank waives any Default or Event of Default that may currently exist as a result of Borrower’s failure to (a) comply with the minimum Liquidity test as a condition precedent to any Restricted Payment, as described in Section 7.11(b) of the Credit Agreement, or (b) deliver to Bank an inventory appraisal in accordance with Section 6.2(h) of the Credit Agreement during the fiscal year 2025 (collectively, the “Specified Defaults”), and agrees that it will not exercise any rights or remedies available to Bank under the Loan Documents or applicable law as a result of the Specified

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Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69
Defaults. This waiver is limited to the Specified Defaults described above and does not extend to any other breach, Default

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Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

or Event of Default now existing or hereafter arising. This waiver does not constitute a waiver of Bank’s right to insist on Borrower’s or any Guarantor’s strict compliance with the referenced covenants and all other terms and conditions of the Loan Documents at all future times.
6.Representations and Warranties. Borrower represents and warrants to Bank as follows:
(a)the representations and warranties of Borrower contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof (as if such representations and warranties were made as of the date hereof);
(b)the organizational documents described in Section 4.1(j) of the Credit Agreement are and remain in full force and effect and are unchanged since delivered to Bank as of the Closing Date, and Borrower has the power under such organizational documents to enter into this Agreement and to perform its obligations hereunder;
(c)the execution, delivery and performance by the Borrower of this Agreement have each been duly authorized by all necessary action, and does not contravene (i) any provision of the organizational documents of the Borrower, (ii) any law, rule, or regulation applicable to the Borrower or its properties, or (iii) any agreement or instrument to which the Borrower is a party or by which the Borrower is bound or to which it is subject;
(d)This Agreement is the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;
(e)no registration with, or consent or approval of, or notice to, or other action by any other person for the execution, delivery and performance of this Agreement by Borrower is required or, if required, such registration has been made, such consent, approval or notice given, or such other appropriate action taken;
(f)Borrower has no defenses, counterclaims or rights of setoff against Bank, and no events have occurred which, with the giving of notice or passage of time, or both, would entitle Borrower to any such defenses, counterclaims or rights of setoff; and
(g)Other than the Specified Defaults, no Default or Event of Default exists and Bank is not in default under the Loan Documents or any instrument executed in connection with the Loans, and no condition exists which, with the giving of notice or lapse of time, or both, would constitute a default by Bank thereunder.
7.Conditions Precedent. It shall be a condition precedent to the effectiveness of this Agreement that: (a) no Default or Event of Default (other than the Specified Defaults) shall exist under the Credit Agreement or any other Loan Document; (b) the Borrower has delivered evidence of its authority to enter into this Agreement as well as the capacity of the individuals executing this Agreement on its behalf;
(c) Guarantor has executed and delivered the Consent of Guarantor attached hereto to Bank; (d) upon the request of the Bank, the Borrower shall have provided to the Bank, and the Bank shall be satisfied with, the documentation and other information so requested in connection with the applicable "know your customer" and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act; (e) if the Borrower qualifies as a "legal entity customer" under 31 C.F.R. § 1010.230, it shall deliver a certification regarding beneficial ownership required by 31 C.F.R. § 1010.230 to the Bank if so requested; and (f) the Bank shall have received such other items as it may reasonably request.

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Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

8.Costs, Expenses and Fees. Borrower will promptly pay, upon demand by Bank, all costs and expenses of Bank in connection with the execution and delivery of this Agreement and the other documents referenced herein and the consummation of the transactions contemplated hereby, including the reasonable fees and expenses of counsel to Bank. Borrower shall pay to Bank a nonrefundable renewal fee in the amount of $12,000, which fee shall be deemed fully-earned upon receipt.
9.No Impairment. Nothing in this Agreement shall be deemed to or shall in any manner prejudice or impair the Loan Documents. This Agreement shall not be deemed to be nor shall it constitute any alteration, waiver, annulment or variation of the liens and encumbrances of the Security Agreement or the other Loan Documents, or the terms and conditions of or any rights, powers, or remedies under the Loan Documents, except as expressly set forth herein.
10.Waiver of Claims and Defenses. Borrower and Guarantor hereby release, remise, acquit and forever discharge Bank and its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Credit Agreement or the other Loan Documents (all of the foregoing hereinafter called the “Released Matters”). Borrower and Guarantor acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters, may be pleaded as a full and complete defense to any action by Borrower or Guarantor against any or all of the Released Parties, and may be used as the basis for a permanent injunction against any action by Borrower or Guarantor against any or all of the Released Parties. Borrower and Guarantor represent and warrant to Bank that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower or Guarantor in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.
11.Time of the Essence. Time shall be of the essence of each and every provision of this Agreement of which time is an element.
12.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri without giving effect to any choice of law rules thereof.
13.Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
14.Counterparts. This Agreement may be executed in separate counterparts and all such counterparts when combined shall constitute one agreement. Delivery of an executed counterpart of this Agreement by electronic transmission shall constitute effective delivery thereof.
15.Waiver of Jury Trial. This Agreement and the other Loan Documents are subject to the waiver of jury set forth in Section 9.15 of the Credit Agreement.
16.Mo. Rev. Stat. § 432.047 Statement. The following statement is given pursuant to Mo. Rev. Stat. § 432.047: “Oral or unexecuted agreements or commitments to loan money, extend

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Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69
credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based

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Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.” For purposes of this Section 15 and the foregoing Missouri statute, all of the terms of the other Loan Documents are incorporated in and made part of this Agreement by reference; provided, however, that to the extent of any direct conflict between the terms of this Agreement and those of the other Loan Documents, the terms of this Agreement shall prevail and govern.

[signature page follows]

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Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

IN WITNESS WHEREOF, Bank and Borrower have executed this Agreement as of the date first written above.
BORROWER:

VINTAGE STOCK, INC.

By:
Seth Bayless, Chief Operating Officer and Vice President

BANK:

BANK MIDWEST, A DIVISION OF NBH BANK

By:         Lathem A. Scott, Vice President

Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69
Signature Page – Third Modification Agreement

Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

CONSENT OF GUARANTOR
The undersigned (the “Guarantor”) is a party to a Guaranty dated as of October 17, 2023 (the “Guaranty”) in favor of Bank. Guarantor represents and warrants to Bank as follows: (i) Guarantor has read and understands the foregoing Agreement, agrees to its terms and consents to its execution and delivery by the Borrower; (ii) Guarantor’s Guaranty remains in full force and effect in accordance with its terms and remains applicable to the guaranteed obligations, including, without limitation, the indebtedness and obligations of Borrower under the Credit Agreement and the other Loan Documents, as amended by the foregoing Agreement; (iii) Guarantor has no defenses, set-offs, counterclaims or other claims to or against Bank’s enforcement of its rights and remedies under the Guaranty to which Guarantor is a party, and Guarantor hereby joins in the waiver of claims and defenses set forth in Section 10 of the foregoing Agreement; and (iv) Guarantor has had an opportunity to consult with legal counsel of its choice in connection with the execution of this Consent of Guarantor and has either done so or has elected, in his sole discretion, not to do so. Capitalized terms used and not otherwise defined in this Consent of Guarantor shall have the meanings assigned thereto in the foregoing Agreement.
Dated as October 17, 2025.

GUARANTOR:
VINTAGE STOCK AFFILIATED HOLDINGS LLC

By:         Jon Isaac, President and Chief Executive Officer

Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

BANK MIDWEST,
a division of NBH Bank

DISBURSEMENT REQUEST, AUTHORIZATION AND DELIVERY OF FUNDS
Dated:    October 17, 2025

RE:    VINTAGE STOCK, INC., a Missouri corporation
$8,000,000.00 Revolving Line of Credit

CLOSING COSTS/PAYOFFS:

1.Borrower acknowledges and agrees to the disbursement of the following from the loan proceeds as set forth below:

Payee Name	Amount	Method of payment	Wire Instructions (if applicable)
Bank Midwest, a division of NBH Bank: Renewal Fee: $12,000	$12,000	Internal Bank Transfer	Internal Bank Transfer

2.The primary purpose of this loan is to provide a working capital line of credit to Borrower.

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Disbursement Request

Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

AUTHORIZATION

BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER.

DATED to be effective as of the date set forth above.

BORROWER:

VINTAGE STOCK, INC.
a Missouri corporation

By:         Seth Bayless, Chief Operating Officer and Vice President

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Disbursement Request

Docusign Envelope ID: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69

Acknowledged and Approved:

Dated to be effective as of the date first set forth above.

All documents prepared by us have been prepared in material compliance with the terms described in the Commercial Loan Presentation as approved on October 14, 2025. Any changes would require approval from our Credit Underwriting team prior to closing and funding in the form of a revised approval. In order to fund the Loan, you must provide the Closer/Commercial Loan Documentation Group commloandoc@nbhbank.com with photocopies of the checklist, executed note, mortgage, loan agreement, settlement statement and guaranties (as well as confirmation of filed UCC-1’s).
Please e-mail this completed/signed/authorized Disbursement Request, Authorization and Delivery of funds along with an itemized, balanced settlement sheet accounting for all monies in the loan transaction (or Sources and Uses form for Cap Finance deals) prior to funding to the Closer and commloandoc@nbhbank.com, along with your invoice for the total cost of your services for this engagement, so it can be included as a closing cost of the Borrower.

STINSON LLP

By:
Scott P. Smalley, Partner

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Disbursement Request

Certificate Of Completion
Envelope Id: 04EE3147-DB9F-41E3-B31F-2D9C4371FC69    Status: Completed Subject: Complete with Docusign: Third Modification Agreement 10.2025.pdf, Disbursement Agreement.pdf
Source Envelope:
Document Pages: 10    Signatures: 4    Envelope Originator:
Certificate Pages: 6    Initials: 0    Barbara Sims

AutoNav: Enabled
EnvelopeId Stamping: Enabled
Time Zone: (UTC-06:00) Central Time (US & Canada)

1111 Main Street
Suite 2700
Kansas City, MO 64105 bobbi.sims@bankmw.com IP Address: 63.76.132.2
Record Tracking
Status: Original
10/20/2025 3:54:16 PM

Holder: Barbara Sims
bobbi.sims@bankmw.com

Location: DocuSign

Jon Isaac jisaac@liveventures.com
Security Level: Email, Account Authentication (None)

Authentication Details
Identity Verification Details:

Signature Adoption: Drawn on Device Using IP Address: 2607:fb90:8714:4b0e:c1e4:faa6:c27f:41cc Signed using mobile

Sent: 10/20/2025 4:01:07 PM Viewed: 10/20/2025 4:24:07 PM Signed: 10/20/2025 4:24:34 PM
Workflow ID: c368e411-1592-4001-a3df-dca94ac539ae Workflow Name: Phone Authentication
Workflow Description: Recipient will need to authenticate with their phone number via SMS or a phone call Transaction Unique ID: 5e6f1483-8f6d-5e7d-9db2-b916f961b728
Result: Phone Verification Passed Selected Method: SMS
Phone Number: +1 702-721-0161 Performed: 10/20/2025 4:23:58 PM
Electronic Record and Signature Disclosure:
Accepted: 10/20/2025 4:24:07 PM
ID: f9adcd5c-029b-401a-9bd7-b589eceb528b Company Name: NBH Bank

Lathem Scott Lathem.scott@bankmw.com Vice President
Security Level: Email, Account Authentication
(None)    Signature Adoption: Pre-selected Style
Using IP Address: 2600:387:f:751a::c Signed using mobile

Sent: 10/20/2025 4:01:04 PM Viewed: 10/20/2025 4:02:52 PM Signed: 10/20/2025 4:03:12 PM
Authentication Details
Identity Verification Details:
Workflow ID: c368e411-1592-4001-a3df-dca94ac539ae Workflow Name: Phone Authentication
Workflow Description: Recipient will need to authenticate with their phone number via SMS or a phone call Transaction Unique ID: 12816081-07d2-56f6-8504-0e3e205dab86
Result: Phone Verification Passed Selected Method: SMS
Phone Number: +1 816-803-2858 Performed: 10/20/2025 4:02:41 PM
Electronic Record and Signature Disclosure:
Accepted: 10/20/2025 4:02:52 PM
ID: d28d661e-286d-40ad-87c6-3b2f87af846a Company Name: NBH Bank

Seth Bayless seth.bayless@vintagestock.com Vice President/COO
Security Level: Email, Account Authentication
(None)    Signature Adoption: Pre-selected Style
Using IP Address: 69.92.226.114

Sent: 10/20/2025 4:01:05 PM Viewed: 10/20/2025 4:05:02 PM Signed: 10/20/2025 4:07:21 PM

Authentication Details
Identity Verification Details:
Workflow ID: c368e411-1592-4001-a3df-dca94ac539ae Workflow Name: Phone Authentication
Workflow Description: Recipient will need to authenticate with their phone number via SMS or a phone call Transaction Unique ID: b11d9a6f-484a-53e2-b62a-ba736ff0ac78
Result: Phone Verification Passed Selected Method: SMS
Phone Number: +1 417-434-3407 Performed: 10/20/2025 4:04:50 PM

Identity Verification Details:
Workflow ID: c368e411-1592-4001-a3df-dca94ac539ae Workflow Name: Phone Authentication
Workflow Description: Recipient will need to authenticate with their phone number via SMS or a phone call Transaction Unique ID: 145bc1cb-b054-5573-b663-54110bc50ba7
Result: Phone Verification Passed Selected Method: SMS
Phone Number: +1 417-434-3407 Performed: 10/20/2025 4:34:01 PM
Electronic Record and Signature Disclosure:
Accepted: 10/20/2025 4:05:02 PM
ID: 0cc86ac2-cae2-4178-bdb6-bce7397716ab Company Name: NBH Bank

Bobbi Sims bobbi.sims@bankmw.com
Commercial & Specialty Banking Portfolio Management Manager, Commercial Banking Bank Midwest
Security Level: Email, Account Authentication (None)
Electronic Record and Signature Disclosure:
Accepted: 2/2/2021 9:37:05 AM
ID: f7266375-a3a9-4237-b5d4-10d57f40de0e
Company Name: NBH Bank

Sent: 10/20/2025 4:01:06 PM Resent: 10/20/2025 4:24:37 PM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	10/20/2025 4:01:07 PM
Certified Delivered	Security Checked	10/20/2025 4:05:02 PM

Envelope Summary Events	Status	Timestamps
Signing Complete Completed	Security Checked Security Checked	10/20/2025 4:07:21 PM 10/20/2025 4:24:34 PM
Payment Events	Status	Timestamps
Electronic Record and Signature Disclosure

Electronic Record and Signature Disclosure created on: 1/4/2021 12:58:55 PM Parties agreed to: Jon Isaac, Lathem Scott, Seth Bayless, Bobbi Sims

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, NBH Bank (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a
$0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind
If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact NBH Bank:
You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:
To contact us by email send messages to: comloandoc@nbhbank.com

To advise NBH Bank of your new email address
To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at comloandoc@nbhbank.com and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address.

If you created a DocuSign account, you may update it with your new email address through your account preferences.

To request paper copies from NBH Bank
To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to comloandoc@nbhbank.com and in the body of such request you must state your email address, full name, mailing address, and telephone number.

To withdraw your consent with NBH Bank

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i.decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii.send us an email to comloandoc@nbhbank.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..

Required hardware and software
The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide-signing-system-requirements.

Acknowledging your access and consent to receive and sign documents electronically
To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:

•You can access and read this Electronic Record and Signature Disclosure; and
•You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and
•Until or unless you notify NBH Bank as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by NBH Bank during the course of your relationship with NBH Bank.